DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[x]       Definitive Additional Materials

[ ]       Soliciting Materials under Rule 14a-12

BNY Mellon Investment Funds IV, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

November 18, 2024

Dear Shareholder,

As a shareholder of the BNY Mellon Tax Managed Growth Fund (the “Fund”), you should have received proxy materials concerning an important proposal regarding the Fund. These materials were sent to you via email or mail and will be considered at the Special Meeting of Shareholders, which will take place virtually over the internet, on January 15, 2025.

As a Fund shareholder, you are being asked to vote on an Agreement and Plan of Reorganization providing for the reorganization of the Fund, a mutual fund, into BNY Mellon Concentrated Growth ETF (the “Acquiring ETF”), an exchange-traded fund (“ETF”). After careful review, the Board of Directors unanimously recommends you vote FOR the proposal.

How will the Proposal affect my investment1?

➢	The Acquiring ETF will have a lower management fee than the Fund.
➢	The Acquiring ETF is estimated to have a lower total annual expense ratio than the Fund.
➢	The Acquiring ETF will have a similar investment objective and investment strategies as the Fund.
➢	The current portfolio managers of the Fund will serve as the portfolio managers of the Acquiring ETF.
➢	Fund shareholders may benefit from certain potential advantages offered by ETFs, including greater tax efficiency, the ability to purchase and sell shares throughout the trading day at the then-prevailing market price on an exchange, less cash drag on performance, and lower portfolio transaction costs.

It is important that you exercise your right to vote before the January 15, 2025, Special Meeting. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting instructions below:

Vote by Phone - call 1 (888) 481-3817 to speak with a proxy voting specialist. Representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
:	Vote by Internet - visit the internet address on the enclosed card and follow the instructions.
*	Vote by Mail - complete, sign and date the enclosed card and return it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali & Co.Fund Solutions, at 1 (888) 481-3817. Please note that, if you have not yet responded, a Sodali & Co. representative may call you to assist in voting.

Sincerely,

David DiPetrillo

President

BNY Mellon Investments Funds IV, Inc.

1 If you hold your Fund shares through an account that is not permitted to hold Acquiring ETF shares (a "Non-Qualifying Account"), including through an individual retirement account or group retirement plan whose plan sponsor does not have the ability to hold shares of an ETF on its platform, you will not become a shareholder of the Acquiring ETF. Please refer to the Prospectus/Proxy Statement for more information with respect to Non-Qualifying Accounts. If you are unsure about the ability of your account to accept Acquiring ETF shares (i.e., ETF shares), please call BNY Mellon Brokerage Services at 1-800-843-5466 or contact your financial advisor or other financial intermediary.

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